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                                                                    EXHIBIT 99.2


                      CENTRAL AND SOUTHERN HOLDING COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint Robert C. Oliver and Michael E. Ricketson, and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of CENTRAL AND SOUTHERN HOLDING COMPANY (the "Company") common stock which the undersigned would be entitiled to vote if personally present at the Special Meeting of Shareholders of the Company, to be held at
           , Milledgeville , Georgia 31061, at 11:00 o'clock a.m. local time, on June 16, 1997 and at any adjournment thereof.

                                   PROPOSAL 1
  Proposal to approve the Agreement and Plan of Reorganization, dated February 3, 1997, as amended on March 26, 1997 (the "Agreement"), between Premier Bancshares, Inc. ("Premier") and the Company and to approve the merger (the "Merger") pursuant to which the Company will be merged with and into Premier, and in which each issued and outstanding share of the Company commmon stock will be converted into the right to receive one share of the Premier common stock.

                    [_] FOR   [_] AGAINST   [_] ABSTAIN

                                   (Continued, and to be signed on reverse side)

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LOGO

  In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to voting thereof.

  This proxy, when properly executed, duly returned and not revoked, will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.

                                    Signature(s)

                                    ___________________________________________

                                    ___________________________________________

                                    Dated: ______________________________, 1997

                                    NOTE: JOINT OWNERS SHOULD EACH SIGN. WHEN
                                    SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE FULL TITLE AS SUCH. IF THE SIGNATORY
                                    IS A CORPORATION, SIGN THE FULL CORPORATE
                                    NAME BY A DULY AUTHORIZED OFFICER.